Exhibit 99.1

MIVA Board of Directors Rejects blinkx Offer

New York, NY, August 8, 2008 - MIVA, Inc., (NASDAQ:MIVA), a digital media company, today said that following careful review and consideration, its Board of Directors has rejected the unsolicited proposal publicly released by blinkx PLC (LSE AIM: BLNX) to acquire the company for $1.20 per share.

“After careful evaluation, the MIVA Board believes that blinkx’s proposal significantly undervalues MIVA’s assets, including our technology, brand recognition and network,” said Larry Weber, MIVA’s Chairman of the Board.  “We don’t believe that the proposal, as currently constituted, is in the best interests of our shareholders.  The Board of Directors continues to evaluate all of MIVA’s strategic options in the context of our industry and the broader business environment and remains committed to evaluating and considering offers that maximize shareholder value.”

The investment bank Petsky Prunier is acting as financial advisors and Baker & McKenzie LLP is acting as legal advisors to MIVA in this process.

About MIVA®, Inc.
MIVA, Inc. (NASDAQ:MIVA - News) is a global digital media company with a mission to deliver valuable digital audiences to advertisers. MIVA has two focuses to its business: owning and operating a growing portfolio of consumer destination sites and interest-specific toolbars, through its MIVA Direct division; and running a third-party contextual Pay-Per-Click ad network focused on key vertical sectors, through its MIVA Media division. MIVA, Inc. operates across North America and Europe.

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “anticipate” , “plan,” “will,” “intend,” “believe” or “expect’“ or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, (2) our ability to develop and successfully market new products and services, and (3) the potential acceptance of new products in the market. Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2007 and our most recently filed Form 10-Q.
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Contact:
MIVA
Peter Corrao, 239.561.7229
Peter.Corrao@miva.com